                                 LOAN AGREEMENT

    This Loan Agreement is made and entered into as of the 22nd day of October, 1999, by and between Lennox Investment Ltd., a BVI Corporation ("Lender") and Telscape International Inc., a Texas corporation ("Borrower").

                                    RECITALS

    WHEREAS, Lender has agreed to loan Borrower the sum of Ten Million and no/100 ($10,000,000.00) Dollars; and,

    WHEREAS, in consideration of the loan, Borrower has agreed to grant certain rights to Lender and to pledge certain stock and Warrants as security for the repayment of the Loan all as set forth herein; and,

    WHEREAS, the parties wish to set forth their understanding and agreement.

    NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  LOAN

    Lender hereby agrees to loan and advance to Borrower, and Borrower hereby borrows from Lender, the sum of Ten Million Dollars ($10,000,000.00) (the Loan). The proceeds of the Loan shall be advanced in accordance with the scheduled attached hereto. Upon each advance, all representations, warranties, covenants and other obligations of Borrower hereunder and in other documents delivered in connection herewith, shall automatically be incorporated and be deemed confirmed as of the date thereof. The obligation to repay the Loan shall be evidenced by the attached Promissory Note (the Note), which shall be executed and delivered to Lender contemporaneously with the execution and delivery of this Agreement.

2.  CONVERSION OPTION

    (a) Notwithstanding the provisions of the Note, the Parties may elect to convert the outstanding principal balance of the Note to a Debenture at terms to be mutually agreed to by the Parties (Conversion Event).

    (b) If the Conversion Event occurs, Borrower agrees to:

        (i) Cause whatever action is necessary to convert the note to a mutually agreed upon Debenture instrument;

        (ii) Take such other actions as Lender may reasonably request to convert the Note to a Debenture.

    (c) Upon the Conversion Event and delivery of the Debenture to Lender (or his designees), the Loan and Obligations shall be deemed satisfied in full. Lender shall return the Note marked "Cancelled" and execute such additional documents as Borrower may reasonably request in connection therewith.

4.  INTEREST AND REPAYMENT

    The Loan shall bear interest and be repayable in accordance with the terms of the Note.

5.  REPRESENTATIONS AND WARRANTIES

    (a) Borrower hereby represents and warrants and covenants to Lender, his successors, heirs and assigns, that the following are true, correct and complete as of the date hereof and will remain true, correct and complete so long as any amounts remain owing to Lender under the Note, this Agreement, or otherwise:

        (i) Borrower is duly organized, validly existing and in good standing under the laws of the Texas and has the power and authority to enter into this Agreement and all agreements pursuant hereto and carry out its obligations hereunder and thereunder.

        (ii) The execution and delivery of this Agreement, the Note and any other documents in connection herewith (together, the Transaction Documents) and the consummation of the transactions contemplated hereby have been duly and validly authorized.

       (iii) Each of the Transaction Documents constitutes the valid and binding obligations and agreements of Borrower, and is enforceable against it in accordance with their terms.

        (iv) The execution, delivery and performance of the Transaction documents and the transactions contemplated hereby will not result in any violation of, be in conflict with, result in a breach of, or constitute a default under the terms of any agreement or instrument to which Borrower is a party, or by which it is bound; and there is no such term which materially adversely affects the business, operations, affairs, condition (financial or otherwise) properties, or assets of Borrower.

        (v) Except as is set forth in the Disclosure Schedules attached hereto, there are no unpaid assessments for additional taxes in any jurisdiction in which Borrower holds assets for any period or any basis for any such assessment.

        (vi) Except as is set forth in the Disclosure Schedules attached hereto and the Company's filings with the Securities and Exchange Commission which have been provided to the Lender, Borrower is unaware of any fact that could reasonably be expected to materially or adversely affect or threaten the assets, business, prospects, financial condition or results of operations of the Borrower or its ability to repay the Loan that has not been fully disclosed to Lender.

       Lender acknowledges that Borrower has disclosed the Borrower's current financial difficulties, including, but not limited to the shortfall in funding the Borrower's business plan. The Lender also represents that it is a "sophisticated investor" as such term is defined in the Securities Act of 1933, as amended.

    (b) The foregoing representations and warranties shall survive execution hereof and continue until such time as the Loan is satisfied in full.

6.  INDEMNITY

    Borrower shall, and hereby does, indemnify, defend and hold Lender, his successors, heirs and assigns harmless from and against any damage, liability, loss, cost, expense (including attorneys fees), claim or cause of action suffered or incurred by him arising from or as a result of the breach of any representation or warranty or the default of any covenant hereunder, and the business and operations of Borrower generally prior to and following the date hereof.

7.  FURTHER ASSURANCES

    Each of the parties hereto will, at such times as another party may request, without any cost or expense to the party so requesting, execute and deliver or cause to be execute and delivered to such other party such further instruments of transfer and conveyance and will take such other actions as may reasonably be requested to more effectively consummate the transactions contemplated by this Agreement.

8.  GOVERNING LAW; CONSENT TO JURISDICTION

    This Agreement will be governed by, and construed and enforced in accordance with the Laws of the District of Columbia, in the United States. Each party irrevocably consents that any legal action or proceeding to enforce this Agreement or any term hereof shall be brought in the courts of the District of Columbia, and each further agrees to the jurisdiction of such courts in the event of any dispute hereunder. The foregoing shall not be interpreted to limit or restrict the ability of Lender to institute an action to collect amounts due hereunder in any jurisdiction.

9.  LEGAL COUNSEL; DRAFTING

    Each party has had such review of this Agreement and all other agreements executed incident hereto by its counsel as it has determined necessary, having been advised that such documents have substantial legal consequences. No inference shall be drawn against the drafter of the documents.

10. THIRD PARTY BENEFICIARIES

    No other party shall be treated as a beneficiary of the terms hereof or entitled to enforce any of the provisions hereof.

11. WARRANTS

    For each $1,000,000 advanced hereunder by the Lender to the Borrower, Borrower shall issue to Lender a three year warrant to acquire 35,714 common shares of Borrower at an exercise price of $7.00 per share in the form attached hereto. For each thirty days that expire after the date of the Note, Borrower shall issue to Lender an additional warrant to acquire 35,714 common shares of Borrower up to a total amount of 107,142.

12. MISCELLANEOUS

    (a) The provisions hereof shall survive execution of this Agreement.

    (b) This Agreement may be changed only in writing signed by the party against whom the enforcement is sought.

    (c) All notices and other items sent to any party hereto shall be sent to the addresses set forth below, unless a different address shall be provided, in writing; notices shall be effective upon receipt.

    (d) This Agreement may be executed in counterpart originals, each of which shall constitute an original and all of which together shall constitute a single document and shall be effective upon execution by both parties. The parties intend that facsimile signatures shall be good and sufficient evidence of signature on all documents and authorizations unless such facsimile shall expressly provide that only the original signature shall be binding.

    (e) This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

    (f) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    (g) The Recitals and attachments hereto are incorporated herein in their entirety by this reference.

    (h) It is acknowledged and agreed by the Parties that after the initial Three Million ($3,000,000) Dollars is advanced either Party may terminate this agreement as to the remaining Seven Million ($7,000,000) Dollars or any part of it without any further liability. In the event this Agreement is terminated prior to the advance of all funds called for hereunder, Lender shall be repaid with all accrued interest no later than one hundred eighty (180) days after the date of each Note.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

ATTEST:                                        TELSCAPE INTERNATIONAL, INC.

                                               By: Todd M. Binet
                                               Its: President
                                               Dated:

ATTEST:                                        LENNOX INVESTMENT, LTD.

                                               By:
                                               Its:
                                               Dated:

10/19/99

                                PROMISSORY NOTE

DATE: October 22, 1999                                          US $1,060,000.00

    For Value Received, the undersigned, TELSCAPE INTERNATIONAL "Inc. a Texas corporation ("Borrower"), promises to pay to the order of Lennox
Investment, Ltd., a BVI corporation ("Holder"), at the address set forth below, the principal sum of One Million Sixty Thousand and no/100 ($1,060,000.00) Dollars together with interest thereon at the rate of ten percent (10%) per annum.

    The principal amount of this Promissory Note shall be subject to advance to Borrower in accordance with the terms of that certain Loan Agreement of even date herewith between, inter alia, Borrower and Lender (the "Loan Agreement"). Interest shall accrue on principal from the date of its first advance by Holder.

1.  Interest Payments

    Interest shall accrue and be payable on the Maturity Date.

2.  Maturity Date

    The entire unpaid principal balance, all accrued but unpaid interest and all fees, charges, costs and expenses, if any, shall be due upon the first to occur of the following (the "Maturity Date"):

    (i) one hundred eighty (180) days from the date of this Promissory Note;

    (ii) the failure of Borrower to make any payment due hereunder within five
         (5) days;

   (iii) any default or breach by Borrower under the terms of the Loan Agreement which is not fully cured within thirty (30) days of default or breach;

    (iv) the conversion of the note into a debenture in form and substance to be mutually agreed upon by the Borrower and Lender; and

    On the Maturity Date, Borrower shall make such payments without further notice or demand by Holder to Borrower or any other party.

3.  Prepayment

    Borrower shall have the right to prepay all or any portion of this Promissory Note at any time or from time to time without penalty.

4.  Default

    In the event Borrower fails to pay the principal sum due following demand within the time period set forth above, Borrower shall be in default and Holder may pursue all legal and equitable remedies that may be available, This Note shall thereafter bear interest at the lesser of (i) the highest rate permitted by law; or (ii) fourteen (14%) percent. Such interest accrued pursuant to this Section shall be due and payable to Holder on demand.

5.  Application of Payments/Expenses

    All payments received by Holder shall be applied to the payment of accrued fees, charges, costs and expenses payable hereunder, to any interest due hereunder, or to the outstanding principal balance, as determined by Holder in his sole discretion, Borrower shall be responsible for and hereby agrees to pay, on demand, all costs and expenses of enforcement and/or collection of this Promissory Note, including reasonable attorney's fees, whether or not any suit or other legal proceedings be instituted hereon.

6.  Waiver

    Borrower waives demand, presentment for payment, protest, notice of nonpayment, notice of protest, and notice of dishonor as well as any exemptions that may be available to it under any homestead, insolvency or similar laws.

7.  Miscellaneous

    (i) This Promissory Note shall be governed by and construed in accordance with the laws of the District of Columbia,

    (ii) If any provision is held to be invalid or unenforceable the other provisions of this Promissory Note shall be deemed severable and shall remain in full force and effect,

   (iii) No modification or amendment of any term or terms of this Promissory Note shall be effective unless in writing and signed by the parties hereto,

    (iv) This Promissory Note shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective personal representatives, heirs, successors and assigns of the parties hereto.

    (v) All notices required or permitted under this Promissory Note shall be in writing and shall be sufficient if given personally or by certified mail to the addresses set forth below (or such other address as is indicated in writing).

    IN WITNESS WHEREOF, the undersigned has executed this Promissory Note under seal and on the day and year first above written.

ATTEST:                                           Telscape International, Inc.

                                                  By: Todd M. Binet
                                                  Its: President

Holder Address:                                   Borrower Address:

                             STOCK PLEDGE AGREEMENT

    THIS AGREEMENT, made and entered into this 22nd day of October, 1999, by and between E. Scott Crist, Todd Binet, Manuel Landa, Forest International, Ltd., Ricardo Orea, Cloud International, Ltd., Oscar Garcia, and Sky
Associates, Ltd., hereinafter Collectively referred to as "Pledgor", and Lennox Invest, Ltd. a BVI corporation, hereinafter, referred to as "Pledgee".

                                    RECITALS

    (A) Pledgor is the owner of approximately 31% of the stock of Telscape International, Inc., a Texas Corporation ("Telscape"). Contemporaneous with the execution of this Agreement, Pledgor and Pledgee have executed a loan agreement ("Loan Agreement"), in the amount of Ten Million and no/100 ($10,000,000.00) Dollars. Each draw against this Loan Agreement will be evidenced by a Promissory Note, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference; and,

    (B) Pledgor is owner and holder of an aggregate of Two Million One Hundred Eighty Thousand Three Hundred Forty Seven (2,180,347) shares of common stock ($.001 par value) of Telscape; and,

    (C) In addition, Pledgor is in control of additional warrants to acquire shares of Telscape common stock ("Warrants") which they individually have the right to pledge as collateral for the loan; and

    (D) The Pledgor, as the owner of such issued and outstanding stock and Warrants have agreed that some or all of such stock and Warrants will be pledged as additional security for the repayment for any outstanding indebtedness under such Loan Agreement.

    NOW, THEREFORE, in consideration of the foregoing Recitals which shall be deemed an integral part of this Agreement and not merely as recitals thereto, and in consideration of the mutual agreements and covenants herein contained, the parties hereto, intending to be legally bound thereby, agree as follows:

(1) PLEDGE

    For each $1,000,000 dollars borrowed under the Loan Agreement, the Pledgor agrees to pledge at least $2,000,000 worth of shares of unencumbered (i.e. no liens) Telscape common stock and/or Warrants. For the initial $3,000,000 borrowed, Pledgee will only accept and Pledgor has agreed to pledge unencumbered common stock and not Warrants, as collateral. The Pledgor herein delivers and conveys to the Pledgee to be held in escrow by Deutsche Banc Alex.Brown located at BT Alex Brown 1South Street, 23rd Floor Baltimore, Maryland, 21202 Attention:
Mr. Geary Stonesifer, hereinafter referred to as the "Escrow Agent" the shares and/or Warrants of stock represented in Exhibit "B".

(2) TERM

    Equitable title to such stock and or Warrants shall remain vested in the Pledgor and the Escrow Agent shall hold such stock and or Warrants only as security for the repayment of the indebtedness described in Exhibit "A" hereto, and shall not encumber or dispose of such stock except in accordance with the provisions of this Agreement. Such stock shall remain so pledged to the Pledgee until the said indebtedness is repaid in full with interest, in accordance with Exhibit "A" hereof.

(3) VOTING

    During the term of this pledge and so long as the maker is not in default in the performance of any of the terms of the indebtedness described in Exhibit "A" hereof, then the Pledgor shall have the right to vote the pledged stock on all corporate questions and the Pledgee shall execute due and timely proxies in favor of the Pledgor as may be necessary to this end.

(4) REPRESENTATIONS AS TO ABILITY TO PLEDGE STOCK

    The Pledgor warrants and represents that the Pledgor has the right to transfer the pledged securities subject to no encumbrances.

(5) STOCK ADJUSTMENTS, WARRANTS AND RIGHTS

    In the event that during the term of this pledge any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the corporate issuer of any of the pledged stock, all new substituted and additional shares or other securities issued in respect to the pledged stock shall be held by the Escrow Agent under the terms of this Agreement in the same manner as the shares of stock originally pledged hereunder; and in the event that during the term of this pledge subscription warrants or any other rights or options shall be issued in connection with the pledged stock, such warrants, rights and options shall be immediately assigned by the Pledgee to the Pledgor, and if exercised by the Pledgor all new stock or other securities so acquired by the Pledgor shall be immediately assigned to the Pledgee to be held under the terms of this Agreement in the same manner as the shares of stock originally pledged hereunder.

(6) RETURN OF STOCK

    Upon the pledge of stock and or Warrants, Pledgee shall deliver executed stock powers in blank to the Escrow Agent covering the pledged stock and/or Warrants. Upon the payment in full of the indebtedness in accordance with the terms of the Loan Agreement: (i) the Escrow Agent shall transfer to the Pledgor all of the stock and or Warrants pledged hereunder and (ii) any security interest of the Pledgee shall immediately and automatically terminate.

(7) DOCUMENTARY STAMPS

    The Pledgor agrees to pay for any and all documentary stamps which maybe imposed on the transfer and delivery to Escrow Agent of the pledged stock and substitutions therefore and any additions thereto, and which may be imposed on the retransfer and redelivery of it to the Pledgor.

(8) DEFAULT

    In the event the Pledgor defaults in the performance of any of the terms of this Agreement or in an event of default, as defined in the terms and conditions contained in the Loan Agreement, the Pledgee shall have the following rights, exercisable thirty (30) days after such event of default:

        (a) To direct the Escrow Agent to sell the whole or any part of the pledged stock and or exercise the Warrants and any substitutions therefore and any additions thereto, at public or private sale, at the option of the said Pledgee and from the proceeds derived from the said sale to pay first the cost and expenses of said sale, including a reasonable attorneys' fee for making said sale, and second, any interest which may then have accrued with respect thereto and accounting thereafter to the Pledgor for any surplus then remaining derived from said sale after making all the payments hereinabove set forth, such surplus, if any, to be paid over and delivered to Pledgor, and at such sale the Pledgee may be a bidder, and may purchase the pledged stock and or Warrant or any part thereof; provided, however, that ten (10) days notice of said sale and the time and place thereof shall be given to Pledgor by personal delivery or by certified or registered mail addressed to the Pledgor at Telscape International, Inc., 2700 Post Oak Blvd., Suite 1000, Houston, Texas 77056. It is further agreed that after a sale and purchase of the pledged stock or any part thereof there shall be no equity or right of redemption on the part of or by the Pledgor, as all rights of redemption are hereby expressly waived and released. It is further understood and agreed that the obligor of the aforesaid indebtedness shall remain liable for any deficiency that may arise after the sale or sales of the pledged stock and or exercise and sale of the Warrants. It is further agreed that no public advertisement of the sale of the stock and or Warrants so pledged hereunder shall be necessary, and that the Pledgee may at any sale sell all or any part of such stock and or Warrants hereby pledged and that a sale or a part of such stock and or Warrants shall not operate to prevent the sale at a later date of the remainder of such stock and or Warrants and that such sale may continue from day to day at the option of the Pledgee without further notice to the Pledgor.

        (b) The right to vote the pledged stock on all corporate questions until such time as the default is cured shall vest in the Pledgee and the Pledgor shall execute due and timely proxies in favor of the Pledgee as may be necessary to this end.

    It is understood that the Pledgee may exercise either or both options to the extent that same, in his sole discretion, will most likely lead to the satisfaction of the indebtedness secured by this pledge; that the rights hereunder are in addition to any and all other rights which the Pledgee may have under any other agreements whatsoever; and further that Pledgee may exercise either or both of the above options whether or not he exercised any of such additional rights.

(9) PROHIBITION OF SALE OR FURTHER ENCUMBRANCE OF STOCK

    During the term of this pledge, the Pledgor agrees not to sell, assign, dispose of or further encumber the shares of stock and or Warrants subject to this pledge, without the written consent of Pledgee, which consent shall be in the sole and exclusive discretion of the Pledgee.

(10) CORPORATIONS PARTIES TO THIS AGREEMENT

    By being made a party to this Agreement, the corporations that are parties to this Agreement agree to the terms and conditions hereof and further agree that the execution and delivery of this Agreement shall be authorized by a meeting of the Board of Directors of the corporations which are parties to this Agreement to be held prior to or upon the consummation of this Agreement.

(11) BENEFIT

    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal representatives, successors, or assigns, and it is particularly understood and agreed that whenever the term "Pledgee" is used in this Agreement, the said term shall include the Pledgee's successors and assigns.

(12) This Agreement is being executed in connection with and simultaneously with the closing of a loan to Telscape by Pledgee.

(13) Any modifications or changes in the terms of this Agreement shall be in writing and signed by all of the parties.

    The parties hereto have executed this Agreement the day and year first above written.

Telscape International, Inc.                   Lennox Invest, Ltd.

By:                                            By:
Its:                                           Its:
                                               Pledgee:

E. Scott Crist, Pledgor

Todd Binet, Pledgor

Manuel Landa, Pledgor:

Forest International, LLC

By:
Its:
Pledgor:

Ricardo Orea, Pledgor

Cloud International, LLC

By:
Its:
Pledgor:

Oscar Garcia, Pledgor

Sky Associates International, LLC

By:
Its:
Pledgor:

                                   EXHIBIT A

    Indebtedness in the amount of $1,000,000 represented by that certain Promissory Note, dated October 22, 1999, by and between Telscape
International, Inc. as Maker and Lennox Investments, Ltd. as Payee.

                                   EXHIBIT B

OWNER                                                         CERTIFICATE NUMBER   NUMBER OF SHARES
-----                                                         ------------------   ----------------
Ricardo Orea Gudino.........................................         N1219             126,000
Manuel Landa Rangel.........................................         N1212             126,000

(pledge.ag)

                                    WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, TRANSFERRED OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Warrant L-1

October 22, 1999

              Warrant to Purchase 35,714 Shares of Common Stock of
                          Telscape International, Inc.

    Telscape International, Inc., a Texas corporation (the "COMPANY"), hereby acknowledges that Lennox Investment, Ltd. ("INVESTOR"), or any other Warrant Holder is entitled, on the terms and conditions set forth below, to purchase from the Company, at any time after the date hereof and continuing for three years thereafter, the above number of fully paid and nonassessable shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK") at the Purchase Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 herein.

    1. DEFINITIONS. All terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

        (a) "AGREEMENT" shall mean the Loan Agreement of even date herewith between the Company and the Investor.

        (b) "INVESTOR" shall mean Lennox Investment, Ltd.

        (c) "PURCHASE PRICE" shall be $7.00 per share.

        (d) "WARRANT HOLDER" shall mean the Investor or any permitted assignee of all or any portion of this Warrant.

        (e) "WARRANT SHARES" shall mean the shares of Common Stock or other securities issuable upon exercise of this Warrant.

        (f) Other capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein.

    2.  EXERCISE OR EXCHANGE OF WARRANT.

        (a) This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time by surrender of this Warrant, together with the form of exercise attached hereto as Exhibit A (the "EXERCISE FORM") duly executed by Warrant Holder, together with the full Purchase Price (as defined in SECTION 1) for each share of Common Stock as to which this Warrant is exercised, to the Company at the address set forth in SECTION 15 hereof. At the option of the Warrant Holder, payment of the Purchase Price may be made either by (i) certified check payable to the order of the Company, (ii) surrender of certificates then held representing, or deduction from the number of shares issuable upon exercise of this Warrant, of that number of shares which has an aggregate fair market value (as defined below) on the date of exercise equal to the aggregate Purchase Price for all shares to be purchased pursuant to this Warrant or (iii) by any combination of the foregoing methods.

        In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new

    Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted Warrant Shares.

        (b) The "DATE OF EXERCISE" of the Warrant shall be the date that the completed Exercise Form is delivered to the Company, together with the original Warrant and payment in full of the Purchase Price.

    3.  DELIVERY OF STOCK CERTIFICATES.

        (a) Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) Business Days (as defined in the Securities Purchase Agreement) thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

        (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall be entitled to cash equal to the fair market value of such fractional share. For purposes of this Warrant, "FAIR MARKET VALUE" shall equal the closing bid price of the Common Stock on the Nasdaq National Market or Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET") on the date of exercise hereof, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or Small-Cap Market, the closing bid price on the over-the-counter market as furnished by any New York Stock Exchange member firm that makes a market in the Common Stock reasonably selected from time to time by the Company for that purpose, or, if the Common Stock is not traded over-the-counter and the average price cannot be determined as contemplated above, the fair market value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors.

    4.  COVENANTS OF THE COMPANY.

        (a) The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the notification of the Principal Market, for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

        (b) From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps necessary and within its control to insure that the Common Stock remains listed or quoted on the Principal Market and shall not amend its Articles of Incorporation or By-Laws so as to adversely affect any rights of the Warrant Holder under this Warrant; provided, however, that increasing the number of authorized shares shall not be deemed a material adverse effect.

        (c) The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

        (d) The Warrant Shares, when issued in accordance with the terms hereof; will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable. The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

        (e) With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Securities Act ("RULE 144") and any other rule or regulation of the Securities and Exchange Commission (the "SEC"), that may at any time permit Warrant Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

    5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustment from time to time as follows:

        (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up, spin-off, or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Warrant Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Purchase Price, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant as of such date shall remain the same.

        (b) STOCK DIVIDEND. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into or exchangeable for Common Stock ("COMMON STOCK EQUIVALENTS"), without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Purchase Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable).

        (c) OTHER DISTRIBUTIONS. If at any time after the date hereof the Company distributes to holders of its Common Stock, other than as part of a dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets without payment of any consideration by holders of Common Stock (other than cash, Common Stock or securities convertible into or exchangeable for Common Stock), then, in any such case, the Warrant Holder shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Warrant Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date determining the shareholders entitled to participate in such distribution (the "DETERMINATION DATE").

        (d) MERGER, CONSOLIDATION, ETC. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the

    Company to, another entity (a "CONSOLIDATION EVENT"), then the Warrant Holder shall be entitled to receive upon such transfer, merger or consolidation becoming effective, and upon payment of the aggregate Purchase Price then in effect, the number of shares or other securities or property of the Company or of the successor corporation resulting from such merger or consolidation, which would have been received by Warrant Holder for the shares of stock subject to this Warrant had this Warrant been exercised immediately prior to such transfer, merger or consolidation becoming effective or to the applicable record date thereof, as the case may be. The Company shall not effect any Consolidation Event unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Warrant Holder such shares of stock and/or securities as the Warrant Holder is entitled to receive had this Warrant been exercised in accordance with the foregoing.

        (e) RECLASSIFICATION, ETC. If at any time after the date hereof there shall be a reclassification of any securities as to which purchase rights under this Warrant exist, into the same or a different number of securities of any other class or classes, then the Warrant Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Warrant Holder for the shares of stock subject to this Warrant had this Warrant at such time been exercised.

        (f) ADJUSTMENTS; ADDITIONAL SHARES, SECURITIES OR ASSETS. In the event that at any time, as a result of an adjustment made pursuant to this
    SECTION 5, the Warrant Holder shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this SECTION 5.

    7. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company
(a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

    8. NOTICE OF ADJUSTMENTS; NOTICES. Whenever the Purchase Price or number of Warrant Shares purchasable hereunder shall be adjusted pursuant to SECTION 5 hereof, the Company shall execute and deliver (by first class mail, postage prepaid) to the Warrant Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment.

    9. RIGHTS AS SHAREHOLDER. Prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a shareholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

    10. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    11. CONSENT TO JURISDICTION. THE PARTIES (I) HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT LOCATED IN THE CITY OF HOUSTON OR ANY STATE COURT LOCATED IN THE CITY OF HOUSTON, TEXAS FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AND (II) HEREBY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. THE PARTIES CONSENT TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREE THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    12. ENTIRE AGREEMENT; AMENDMENTS. This Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby. No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

    13. RESTRICTED SECURITIES.

        (a) REGISTRATION OR EXEMPTION REQUIRED. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) of the Securities Act of 1933. This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

        (b) LEGEND. The Warrant and any Warrant Shares issued upon exercise thereof (until a registration statement has been declared effective by the SEC with respect to the Warrant Shares, at which time, such legend shall be removed, and the Warrant Shares shall be freely tradeable), shall bear the following legend:

       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

        (c) ASSIGNMENT. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. The Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the Warrant Holder after delivery to the Company of the original Warrant or Warrants for cancellation, a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

    14. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

    to the Company:        Telscape International, Inc.
                         2700 Post Oak Boulevard
                         Suite 1000
                         Houston, Texas 77056
                         Attention: Todd M. Binet, President
                         Facsimile No.: (713) 968-0930

    to the Warrant Holder:        [      ]

    Either party hereto may from time to time change its address or facsimile number for notices under this SECTION 14 by giving at least 10 days prior written notice of such changed address or facsimile number to the other party hereto.

    15. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                  TELSCAPE INTERNATIONAL, INC.

                                  By: __________________________________________

                                  Todd M. Binet

                                  President

                                   EXHIBIT A
                            FORM OF WARRANT EXERCISE

I/we hereby exercise Telscape International, Inc. (the "Company") Common Stock Purchases

Warrant #________________.

(a) Number of Shares of the Company common stock covered
    in Purchase Warrant #____________   ________________________________________

(b) Total Exercise price (____________ per
    share)                              ________________________________________

Signature                                         Employment Identification Number

__________________________________________

Name (please print)

________________________________________________________________________________

Address

________________________________________________________________________________

__________________________________________

Telephone Number

Signature                                         Employment Identification Number

__________________________________________

Name (please print)

________________________________________________________________________________

Address

________________________________________________________________________________

__________________________________________

Telephone Number

I wish to register my shares of the Company common stock as follows:

a.  (    )  Individual Ownership

b.  (    )  Husband and Wife as Community Property

c.  (    )  Joint Tenants w/Right to Survivorship (JTRS)

d.  (    )  Tenants in Common

e.  (    )  Other ___________________________________________

Dated: ___________________________________________, 19____.

                                   EXHIBIT B
                               FORM OF ASSIGNMENT
   (To be executed by the registered Warrant Holder desiring to transfer the
                                    Warrant)

    FOR VALUED RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase shares of the Common Stock of TELSCAPE INTERNATIONAL, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

________________________________________

Signature

Fill in for new Registration of Warrant:

________________________________________

Name

________________________________________

Address

________________________________________

Please print name and address of assignee

(including zip code number)

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                      B-1